Exhibit 5.3

 January 14, 2014

Petróleo Brasileiro S.A.—Petrobras Avenida República do Chile, 65 20035-900 Rio de Janeiro – RJ Brazil Petrobras Global Finance B.V. Weenapoint Toren A, Weena 722 3014 DA Rotterdam The Netherlands

Ladies and Gentlemen:

We have acted as special United States counsel to Petróleo Brasileiro S.A. – Petrobras, a Brazilian corporation (sociedade de economia mista) (“Petrobras”), and Petrobras Global Finance B.V., a Dutch private company (“PGF”, and together with Petrobras, the “Companies”), in connection with PGF’s offering pursuant to a registration statement on Form F-3 (No. 333-183618-01) of €1,500,000,000 aggregate principal amount of PGF’s 2.750% Global Notes due 2018 (the “2018 Notes”), €750,000,000 aggregate principal amount of PGF’s 3.750% Global Notes due 2021 (the “2021 Notes”), €800,000,000 aggregate principal amount of PGF’s 4.750% Global Notes due 2025 (the “2025 Notes”) and £600,000,000 aggregate principal amount of PGF’s 6.625% Global Notes due 2034 (the “2034 Notes” and, together with the 2018 Notes, the 2021 Notes and the 2025 Notes, the “Notes”).  The Notes are to be issued under an indenture dated as of August 29, 2012 (the “Original Indenture”) between PGF and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”), as supplemented by a tenth supplemental indenture dated as of January 14, 2014 (the “Tenth Supplemental Indenture”) among PGF, Petrobras, the Trustee, The Bank of New York Mellon, London Branch, as principal paying agent (the “Principal Paying Agent”), and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg paying agent (the “Luxembourg Paying Agent”), an eleventh supplemental indenture dated as of January 14, 2014 (the “Eleventh Supplemental Indenture”) among PGF, Petrobras, the Trustee, the Principal Paying Agent and the Luxembourg Paying Agent, a twelfth supplemental indenture dated as of January 14, 2014 (the “Twelfth Supplemental Indenture”) among PGF, Petrobras, the Trustee, the Principal Paying Agent and the Luxembourg Paying Agent, and a thirteenth supplemental indenture dated as of January 14, 2014 (the “Thirteenth Supplemental Indenture”) among PGF, Petrobras, the Trustee, the Principal Paying Agent and the Luxembourg Paying Agent.  The Original Indenture, the Tenth Supplemental Indenture, the Eleventh Supplemental Indenture, the Twelfth Supplemental Indenture and the Thirteenth Supplemental Indenture together are herein called the “Indenture”.  The 2018 Notes will have the benefit of a guaranty, dated as of January 14, 2014 (the “Guaranty for the 2018 Notes”), the 2021 Notes will have the benefit of a guaranty, dated as of January 14, 2014 (the “Guaranty for the 2021 Notes”), the 2025 Notes will have the benefit of a guaranty, dated as of January 14, 2014 (the “Guaranty for the 2025 Notes”), and the 2034 Notes will have the benefit of a guaranty, dated as of January 14, 2014 (the “Guaranty for the 2034 Notes” and, together with the Guaranty of the 2018 Notes, the Guaranty for the 2021 Notes and the Guaranty for the 2025 Notes, the “Guaranties”), in each case between Petrobras and the Trustee.  Such registration statement, as amended as of its most recent effective date (January 7, 2014), insofar as it relates to the Notes (as determined pursuant to Rule 430B(f)(2) under the Securities Act of 1933, as amended (the “Securities Act”)), but excluding the documents incorporated by reference therein, is herein called the “Registration Statement.”

Petróleo Brasileiro S.A. – Petrobras

Petrobras International Finance Company

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)      an executed copy of the Original Indenture;

(b)      a form of the Tenth Supplemental Indenture, including a form of the global certificate representing the 2018 Notes as executed by PGF (the “2018 Global Notes”);

(c)      a form of the Eleventh Supplemental Indenture, including a form of the global certificate representing the 2021 Notes as executed by PGF (the “2021 Global Notes”);

(d)     a form of the Twelfth Supplemental Indenture, including a form of the global certificate representing the 2025 Notes as executed by PGF (the “2025 Global Notes”);

(e)      a form of the Thirteenth Supplemental Indenture, including a form of the global certificate representing the 2034 Notes as executed by PGF (the “2034 Global Notes” and, together with the 2018 Global Notes, the 2021 Global Notes and the 2025 Global Notes, the “Global Notes”);

(f)       a form of the Guaranty for the 2018 Notes;

Petróleo Brasileiro S.A. – Petrobras

Petrobras International Finance Company

(g)      a form of the Guaranty for the 2021 Notes;

(h)      a form of the Guaranty for the 2025 Notes; and

(i)        a form of the Guaranty for the 2034 Notes.

In addition, we have reviewed originals or copies certified or otherwise identified to our satisfaction of such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.  In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that, when the Tenth Supplemental Indenture, the Eleventh Supplemental Indenture, the Twelfth Supplemental Indenture, the Thirteenth Supplemental Indenture, the Global Notes and the Guaranties have been duly executed and delivered by PGF and Petrobras, as applicable, in the forms thereof that we have examined and the Global Notes have been duly delivered to and paid for by the purchasers thereof in the manner described in the Registration Statement and authenticated in accordance with the terms of the Indenture, the Global Notes will be valid, binding and enforceable obligations of PGF, entitled to the benefits of the Indenture, and the Guaranties will be valid, binding and enforceable obligations of Petrobras.

Insofar as the foregoing opinion relates to the validity, binding effect or enforceability of any agreement or obligation of PGF or Petrobras, (a) we have assumed that each of Petrobras and PGF and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to Petrobras and PGF regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities in relation to transactions of the type contemplated in the Indenture and the Global Notes (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity, and (c) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

We express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Indenture, the Guaranties or the Global Notes where jurisdiction based on diversity of citizenship under 28 U.S.C. § 1332 does not exist.

Petróleo Brasileiro S.A. – Petrobras

Petrobras International Finance Company

In addition, we note that (a) the enforceability in the United States of the waiver  in Section 15(f) of the Guaranties and Section 1.15 of the Indenture by each of Petrobras and PGF of any immunities from court jurisdiction and from legal process, is subject to the limitations imposed by the U.S. Foreign Sovereign Immunities Act of 1976 and (b) the designation in Section 1.15 of the Indenture or Section 15(b) of the Guaranties of the U.S. federal courts located in the borough of Manhattan, city of New York, New York as the venue for actions or proceedings relating to the Indenture, the Global Notes and the Guaranties is (notwithstanding the waiver in Section 1.15 of the Indenture and Section 15(b) of the Guaranties) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. § 1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such actions or proceedings.

We express no opinion as to the enforceability of Section 14 of the Guaranties and Section 10.13 of the Indenture relating to currency indemnity.

In addition, we note that the waiver of defenses in Section 5 of the Guaranties may be ineffective to the extent that any such defense involves a matter of public policy in New York.

The foregoing opinions are limited to the federal law of the United States of America and the law of the state of New York.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the prospectus constituting a part of the Registration Statement under the heading “Validity of Securities” and in the prospectus supplement related thereto under the heading “Legal Matters” as counsel for Petrobras and PGF who have passed on the validity of the Securities being registered by the Registration Statement.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.  The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,
CLEARY GOTTLIEB STEEN & HAMILTON LLP
By: /s/ Francesca L. Odell Francesca L. Odell